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                    The Delaware Investments Family of Funds


                   Multiple Class Plan Pursuant to Rule 18f-3



         This Multiple Class Plan (the "Plan") has been adopted by a majority of the Board of Trustees of each of the investment companies listed on Appendix A as may be amended from time to time (each individually a "Fund" and, collectively, the "Funds"), including a majority of the Trustees who are not interested persons of each Fund, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Act"). The Board of each Fund has determined that the Plan, including the allocation of expenses, is in the best interest of the Fund as a whole and each class of shares offered by the Fund. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for each Fund. To the extent that a subject matter set forth in this Plan is covered by a Fund's Agreement and Declaration of Trust or By-Laws, such Agreement and Declaration of Trust or By-Laws will control in the event of any inconsistencies with descriptions contained in this Plan.

CLASSES

         1. Appendix A to this Plan describes the classes to be issued by each Fund and identifies the names of such classes.

FRONT-END SALES CHARGE

         2. Class A, Class B, Class C and Consultant Class shares are sold without a front-end sales charge.

CONTINGENT DEFERRED SALES CHARGE

         3. Class B shares are subject to a CDSC as described in the Funds' relevant prospectuses.

         4. Class C shares are subject to a CDSC as described in the Funds' relevant prospectuses.

         5. As described in the Funds' relevant prospectuses, the CDSC for each class declines to zero over time and is waived in certain circumstances. Shares that are subject to a CDSC age one month at the end of the month in which the shares were purchased, regardless of the specific date during the month that the shares were purchased.

         6. Class A and Consultant Class shares are not subject to a CDSC.

RULE 12b-1 PLANS


         7. In accordance with the Rule 12b-1 Plan for the Class B shares of each Fund, each Fund shall pay to Delaware Distributors, L.P. (the "Distributor") a monthly fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Fund's Board of Trustees from time to time for distribution services. In addition to these amounts, the Fund shall pay
(i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the maximum rate set forth in Appendix A for shareholder support services pursuant to dealer or servicing agreements.

         8. In accordance with the Rule 12b-1 Plan for the Class C shares of each Fund, each Fund shall pay to the Distributor a monthly fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Fund's Board of Trustees from time to time for distribution services. In addition to these amounts, the Fund shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the maximum sales charge set forth in Appendix A pursuant to dealer or servicing agreements.

         9. In accordance with the Rule 12b-1 Plan for the Consultant Class of each Fund, each Fund shall pay to the Distributor a monthly fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Fund's Board of Trustees from time to time for distribution services. The monthly fee shall be reduced by the aggregate sums paid by or on behalf of such Fund to persons other than broker-dealers pursuant to shareholder servicing agreements.

         10. A Rule 12b-1 Plan has not been adopted for the Class A shares of any Fund.


ALLOCATION OF EXPENSES

         11. Each Fund shall allocate to each class of shares of the Fund any fees and expenses incurred by the Fund in connection with the distribution or servicing of such class of

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shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, each Fund reserves the right, subject to approval by the Fund's Board of Trustees, to allocate fees and expenses of the following nature to a particular class of shares of the Fund (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Fund):

         (i)      transfer agency and other recordkeeping costs;

         (ii) Securities and Exchange Commission and blue sky registration or qualification fees;

         (iii) printing and postage expenses related to printing and distributing class-specific materials, such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

         (iv) audit or accounting fees or expenses relating solely to such class;

         (v) the expenses of administrative personnel and services as required to support the shareholders of such class;

         (vi) litigation or other legal expenses relating solely to such class of shares;

         (vii) Trustees' fees and expenses incurred as a result of issues relating solely to such class of shares; and

         (viii) other expenses subsequently identified and determined to be properly allocated to such class of shares.

         12. All expenses incurred by a Fund will be allocated to each class of shares of the Fund on the basis of "settled shares" (net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable) of each class in relation to the net assets of the Fund, except for any expenses that are allocated to a particular class as described in paragraph 11 above.

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


ALLOCATION OF INCOME AND GAINS

         13. Income will be allocated to each class of shares of each Fund on the basis of settled shares of each class in relation to the net assets of the Fund, and realized and unrealized capital gains and losses of the Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

CONVERSIONS

         14. (a) Except for shares acquired through a reinvestment of dividends or distributions, Class B shares held for eight years after purchase are eligible for automatic conversion into Consultant Class shares of the same Fund in accordance with the terms described in the relevant prospectus. Class B shares acquired through a reinvestment of dividends or distributions will convert into Consultant Class shares of the same Fund pro rata with the Class B shares that were not acquired through the reinvestment of dividends and distributions.

             (b) The automatic conversion feature of Class B shares of each Fund shall be suspended at any time that the Board of Trustees of the Fund determines that there is not available a reasonably satisfactory opinion of counsel to the effect that (i) the assessment of the higher fee under the Fund's Rule 12b-1 Plan for Class B does not result in the Fund's dividends or distributions constituting a preferential dividend under the Internal Revenue Code of 1986, as amended, and (ii) the conversion of Class B shares into Consultant Class shares does not constitute a taxable event under federal income tax law. In addition, the Board of Trustees of each Fund may suspend the automatic conversion feature by determining that any other condition to conversion set forth in the relevant prospectus, as amended from time to time, is not satisfied.

             (c) The Board of Trustees of each Fund may also suspend the automatic conversion of Class B shares if it determines that suspension is appropriate to comply with the requirements of the Act, or any rule or regulation issued thereunder, relating to voting by Class B shareholders on the Fund's Rule 12b-1 Plan for Consultant Class shares or, in the alternative, the Board of Trustees may provide Class B shareholders with alternative conversion or exchange rights.


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


         15. Class A, Class C and Consultant Class shares do not have a conversion feature.

EXCHANGES

         16. Holders of Class A, Class B, Class C and Consultant Class shares of a Fund shall have such exchange privileges as set forth in the relevant prospectuses. All exchanges are subject to the eligibility and minimum purchase requirements set forth in the Funds' prospectuses. Exchanges cannot be made between open-end and closed-end funds within the Delaware Group.

OTHER PROVISIONS

         17. Each class will vote separately with respect to any Rule 12b-1 Plan related to that class; provided, however, that Class B shares of a Fund may vote on any proposal to materially increase the fees to be paid by the Fund under the Rule 12b-1 Plan for the Consultant Class shares of the same Portfolio.

         18. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the Act and otherwise, will monitor each Fund for the existence of any material conflicts between the interests of all the classes of shares offered by such Fund. The Trustees, including a majority of the Trustees who are not interested persons of each Fund, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The Manager and the Distributor shall be responsible for alerting the Board to any material conflicts that arise.

         19. As described more fully in the Funds' relevant prospectuses, broker-dealers that sell shares of a Fund will be compensated differently depending on which class of shares the investor selects.

         20. Each Fund reserves the right to increase, decrease or waive the sales charge imposed on any existing or future class of shares of the Fund within the ranges permissible under applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the rules of the National Association of Securities Dealers, Inc. (the "NASD"), as such rules may be amended or adopted from time to time. Each Fund may in the future alter the terms of the existing classes of the Fund or

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


create new classes in compliance with applicable rules and regulations of the SEC and the NASD.

         21. All material amendments to this Plan must be approved by a majority of the Trustees of each Fund affected by such amendments, including a majority of the Trustees who are not interested persons of the Fund.




Effective as of November 16, 2000




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

                                                                                                             ATTACHMENT A

--------------------------------------------------------------------------------------------------------------------------
                                                       Maximum Annual Distribution Fee   Maximum Annual Shareholder
                                                       (as a percentage of average       Servicing Fee (as a percentage
                     Fund/Class                        daily net assets of class)        of average daily net assets of
                                                                                         class)
------------------------------------------------------ --------------------------------- ---------------------------------
Delaware Group Cash Reserve
------------------------------------------------------ --------------------------------- ---------------------------------
Delaware Cash Reserve Fund
------------------------------------------------------ --------------------------------- ---------------------------------
                       Class A                                       N/A                               N/A
------------------------------------------------------ --------------------------------- ---------------------------------
                       Class B                                       .75%                              .25%
------------------------------------------------------ --------------------------------- ---------------------------------
                       Class C                                       .75%                              .25%
------------------------------------------------------ --------------------------------- ---------------------------------
                  Consultant Class                                   .30%                              N/A
------------------------------------------------------ --------------------------------- ---------------------------------
Delaware Group Tax-Free Money Fund
------------------------------------------------------ --------------------------------- ---------------------------------
Delaware Tax-Free Money Fund
------------------------------------------------------ --------------------------------- ---------------------------------
                       Class A                                       N/A                               N/A
------------------------------------------------------ --------------------------------- ---------------------------------
                  Consultant Class                                   .30%                              N/A
--------------------------------------------------------------------------------------------------------------------------




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